As filed with the Securities and Exchange Commission on April 15, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________
PAGERDUTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-2793871
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
600 Townsend St., Suite 200
San Francisco, California 94103
(844) 800-3889
_________________________
(Address of principal executive offices) (Zip code)
PagerDuty, Inc. 2010 Stock Plan
PagerDuty, Inc. 2019 Equity Incentive Plan
PagerDuty, Inc. 2019 Employee Stock Purchase Plan
_________________________
(Full title of the plan)
Jennifer G. Tejada
Chief Executive Officer
PagerDuty, Inc.
600 Townsend St., Suite 200
San Francisco, California 94103
(844) 800-3889
_________________________
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
_________________________
Copies to:

David J. Segre Jon C. Avina Calise Y. Cheng David R. Ambler Cooley LLP 3175 Hanover Street Palo Alto, California 94304	Stacey A. Giamalis PagerDuty, Inc. 600 Townsend St., Suite 200 San Francisco, California 94103 (844) 800-3889
_________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.000005 per share
– Outstanding under the 2010 Stock Plan (Options)	16,611,687(2)	$6.60(3)(a)	$109,660,496.84	$13,290.86
– Shares reserved for future grant under the 2019 Equity Incentive Plan	12,573,924(4)(5)	$24.00(3)(b)	$301,774,176.00	$36,575.04
– Shares reserved for future grant under the 2019 Employee Stock Purchase Plan(7)	1,850,000(6)	$20.40(3)(c)	$37,740,000.00	$4,574.09
Total	31,035,611		$449,174,672.84	$54,439.99

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock, par value $0.000005 (the “Common Stock”), that become issuable under the Registrant’s 2010 Stock Plan, as amended (the “2010 Plan”), 2019 Equity Incentive Plan (the “2019 Plan”) or 2019 Employee Stock Purchase Plan (the “2019 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(2)	Represents shares of Common Stock reserved for issuance pursuant to outstanding stock option awards under the 2010 Plan.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon (a) $6.60, which is the weighted-average exercise price for outstanding options granted under the 2010 Plan, (b) $24.00, which is the Initial Public Offering Price per share of Common Stock set forth on the cover page of the Registrant’s prospectus dated April 10, 2019 relating to its initial public offering and (c) $20.40, which is the Initial Public Offering Price per share of Common Stock set forth on the cover page of the Registrant’s prospectus dated April 10, 2019 relating to its initial public offering, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2019 ESPP.

(4)
Pursuant to the terms of the 2019 Plan, any shares (A) subject to outstanding awards originally granted under the 2010 Plan that: (i) expire or terminate for any reason prior to exercise; (ii) are forfeited ore repurchased because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Registrant; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award shall become available for future issuance pursuant to the 2019 Plan.

(5)
The number of shares reserved under the 2019 Plan will automatically increase on the February 1st of each calendar year, beginning on February 1, 2020 and ending on (and including) February 1, 2029, in an amount equal to (i) 5% of the total number of shares of the Registrant’s capital stock outstanding on the last day of the preceding calendar month or (ii) a lesser number of shares as determined by the Registrant’s board of directors. This explanation is provided for information purposes only. The issuance of such shares is not being registered on this Registration Statement.

(6)
The number of shares reserved under the 2019 ESPP will automatically increase on February 1st of each year, commencing on February 1, 2020 and ending on (and including) February 1, 2029, in an amount equal to the lesser of (i) 1% of the total number of shares of the Registrant’s capital stock outstanding on the last day of the calendar month before the date of the automatic increase, and, (ii) 1,850,000 shares of common stock, or (iii) a lower number determined by the Registrant’s board of directors. This explanation is provided for information purposes only. The issuance of such shares is not being registered on this Registration Statement.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by PagerDuty, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:
(a)The Registrant’s prospectus dated April 10, 2019 filed pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-230323), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.
(b)The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on April 2, 2019 (File No. 001-38856) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
(c)All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES
Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL
Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation that will be in effect following the closing of the initial public offering permits indemnification of our directors, officers and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws that will be in effect following the closing of the initial public offering provide that the Registrant will indemnify its directors and executive officers and permit the Registrant to indemnify its other officers, employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.
The Registrant has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant. At present, there is no pending litigation or proceeding

1.

involving a director or officer of the Registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.
The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.

2.

ITEM 8	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
5.1*	Opinion of Cooley LLP
10.1	PagerDuty, Inc. 2010 Stock Plan and forms of agreements thereunder.	S-1	333-230323	10.1	March 15, 2019
10.2	PagerDuty, Inc. 2019 Equity Incentive Plan and forms of agreements thereunder.	S-1	333-230323	10.2	March 21, 2019
10.3	PagerDuty, Inc. 2019 Employee Stock Purchase Plan.	S-1	333-230323	10.3	March 21, 2019
23.1*	Consent of independent registered public accounting firm
23.2*	Consent of Cooley LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (reference is made to the signature page hereto)
______________

*	Filed herewith

3.

UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:
(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(b)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

4.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on April 15, 2019.

PAGERDUTY, INC.

By:	/s/ Jennifer G. Tejada
Jennifer G. Tejada
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jennifer G. Tejada, Owen Howard Wilson, and Stacey A. Giamalis, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

6.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennifer G. Tejada	Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2019
Jennifer G. Tejada

/s/ Owen Howard Wilson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 15, 2019
Owen Howard Wilson

/s/ Elena Gomez	Director	April 15, 2019
Elena Gomez

/s/ Ethan Kurzweil	Director	April 15, 2019
Ethan Kurzweil

/s/ Rathi Murthy	Director	April 15, 2019
Rathi Murthy

/s/ Zachary Nelson	Director	April 15, 2019
Zachary Nelson

/s/ John O’Farrell	Director	April 15, 2019
John O’Farrell

/s/ Alex Solomon	Director	April 15, 2019
Alex Solomon

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